UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

January 10, 2008

Date of Report

(Date of earliest event reported)

GENWORTH FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32195	33-1073076
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

6620 West Broad Street, Richmond, VA		23230
(Address of principal executive offices)		(Zip Code)

(804) 281-6000

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On January 10, 2008, our Board of Directors, acting upon the recommendation of the Nominating and Corporate Governance Committee, adopted amendments to our Bylaws to implement a majority vote standard for the election of directors in uncontested elections. Previously, our Bylaws set forth a plurality vote standard for the election of directors in both contested and uncontested elections, with a director resignation policy applicable to uncontested elections. The amendments, which affect Sections 2.7 and 3.2 of our Bylaws, took effect upon adoption.

Our Bylaws now provide that in uncontested elections for directors, each nominee must receive the affirmative vote of a majority of votes cast in order to be elected to the Board of Directors. Abstentions and broker non-votes will not be counted in such elections. Where a director fails to receive the affirmative vote of a majority of votes cast, such director will promptly tender his or her resignation from the Board of Directors. The Nominating and Corporate Governance Committee will assess the appropriateness of such director continuing to serve as a director and will make a recommendation to the Board of Directors on whether to accept or reject the resignation, or whether other action should be taken. The Board of Directors will act on the Nominating and Corporate Governance Committee’s recommendation and publicly disclose its decision and the reason for its decision. In contested elections, the plurality vote standard will continue to apply.

The foregoing description of the amendments to our Bylaws does not purport to be complete and is qualified in its entirety by reference to our Bylaws, as amended on January 10, 2008, a copy of which is attached hereto as Exhibit 3.2 and incorporated by reference into this Item 5.03.

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Item 9.01. Financial Statement and Exhibits.

(d) Exhibits.

The following is filed as an exhibit to this report:

Number	Description
3.2	Amended and Restated Bylaws of Genworth Financial, Inc.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENWORTH FINANCIAL, INC.

	By:	/s/ Leon E. Roday
Date: January 11, 2008		Leon E. Roday
Senior Vice President, General Counsel and Secretary

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EXHIBIT INDEX

Number	Description
3.2	Amended and Restated Bylaws of Genworth Financial, Inc.

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